UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

AMERICAN GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49996	71-0867612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5836 South Pecos Road
Las Vegas, Nevada, USA  89120
(Address of principal executive offices)

(800) 942-2201
(Registrant’s telephone number, including area code)

200-4170 Still Creek Drive
Burnaby, B.C., Canada  V5C 6C6
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2008, Donald Neal resigned from his positions as President, Chief Executive Officer, Secretary, Treasurer, and Director of American Goldfields Inc., a Nevada corporation (the “Company”), effective as of such date.

On September 12, 2008, the Board of Directors of the Company appointed Richard Kern as President, Chief Executive Officer, Secretary, and Treasurer of the Company, effective immediately, to serve at the discretion of the Board of Directors, until his successor is duly appointed and qualified.

Since May 26, 2004, Mr. Kern has served as a member of the Company’s Board of Directors.  Mr. Kern, age 61, is an exploration geologist with over twenty-five years experience in base and precious metal exploration in the United States, Central and South America and Australia.  Since 1998 Mr. Kern has been a principal of MinQuest Inc. which is a privately held precious metal exploration and development company. He earned a Bachelor of Science in Geology from Montana State University and Master of Science in Geology from Idaho State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Goldfields Inc.
(Registrant)

By: /s/ Richard Kern
Richard Kern, President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  September 12, 2008